UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 25, 2018

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2018, the Company and its Chairman, President and Chief Executive Officer, Patrick J. McEnany, entered into an amendment to Mr. McEnany’s employment agreement with the Company extending the term of such agreement for an additional two year period. Mr. McEnany’s employment agreement with the Company now expires on November 8, 2020. All of the other terms of Mr. McEnany’s employment agreement with the Company remain the same.

A copy of Amendment No. 6 to Mr. McEnany’s employment agreement with the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of Amendment No. 6 that is set forth above is qualified in its entirety by reference to such amendment.

Item 8.01	Other Events

On May 29, 2018, Patrick J. McEnany, the Chairman, President and Chief Executive Officer of the Company, was granted stock options to purchase 500,000 shares of the Company’s common stock at an exercise price of $3.54 per share, the closing price of the Company’s common stock on the date of grant. The options were granted pursuant to the Company’s 2018 Stock Incentive Plan and are seven-year options, vesting in equal tranches on the first, second, and third anniversaries of the grant date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 6 to Employment Agreement between the Company and Patrick J. McEnany, dated May 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: May 31, 2018

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